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                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 21, 2000 included in or incorporated by reference in Newmont Mining Corporation's Form 10-K/A for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
Denver, Colorado,
December 4, 2000.